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                                                                    EXHIBIT 10.2

                           RESTRICTED STOCK BONUS PLAN
                                       OF
                            PLASTIPAK HOLDINGS, INC.
                       -----------------------------------

THIS RESTRICTED STOCK BONUS PLAN of the Company is adopted by the Company as of October 30, 1999.

1. Purpose. This Restricted Stock Bonus Plan is intended to promote the interests of the Company and its Stockholders and to keep personnel of experience and ability in the employ of the Company and any Affiliated Company, and to compensate said personnel for their contributions to the growth and profits of the Company and any Affiliated Company, and thereby induce them to continue to make such contributions in the future.

2. Definitions.

         a. "Company" shall mean PLASTIPAK HOLDINGS, INC., A Michigan corporation.

         b. "Affiliated Company" means (1) any subsidiary corporation of which the Company owns a majority of the voting stock outstanding, (2) any brother-sister corporation in which the majority of outstanding stock is owned, directly or indirectly, by a majority of the Stockholders of the Company, (3) any subsidiary of a brother-sister corporation described in (2) above, and (4) any partnership in which the majority of the partnership equity is owned directly or indirectly by a majority of the Stockholders of the Company.

         c. "Plan" shall mean the Restricted Stock Bonus Plan of the Company

         d. "Board" shall mean the Board of Directors of the Company.

         e. "Bonus Shares" shall mean the shares of common stock of the Company reserved pursuant to Section 3 hereof, and

         f. "Recipient" shall mean an employee of the Company or an Affiliated Company to whom shares are allocated pursuant to this Plan, or his designated beneficiary, surviving spouse, estate, or legal representative.

3. Bonus Share Reserve. There shall be established a Bonus Share Reserve to which shall be credited 5,000 shares of the no par value, common stock of the



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Company. In the event that the shares of common stock of the Company should, as a result of a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares then remaining in the Bonus Share Reserve shall be appropriately adjusted to reflect such action. If any such adjustment shall result in a fractional share, such fraction shall be disregarded. Upon the allocation of shares hereunder, this Reserve shall be reduced by the number of shares so allocated. Distributions of Bonus Shares may, as the Board shall in its sole discretion determine, be made from authorized but unissued shares or from treasury shares. All authorized and unissued shares issued as Bonus Shares in accordance with the Plan shall be fully paid and non-assessable shares and free from preemptive rights.

4. Eligibility and Making of Allocations. Any employee of the Company or an Affiliated Company shall be eligible to receive an allocation of Bonus Shares pursuant to the Plan. The Board may, at its discretion, from time to time, consider the position, responsibilities, value of services and such other factors as it deems pertinent in making an allocation of Bonus Shares to selected employees. The date of action by the Board shall be the "date of allocation" as that term is used in this Plan.

5. Form of Allocation. Each allocation shall specify the number of Bonus Shares subject thereto. After the making of any allocation, the Board shall advise the Recipient and the Company thereof by delivery of a written notice substantially in the form of Exhibit A as annexed hereto.

6. Conditions to Issuance of Shares. The Bonus Shares allocated to a Recipient by the Board in accordance with the Plan shall not be issued to a Recipient until the following has occurred:

         a. A period of five (5) years has lapsed since the "date of allocation," and

         b. The Recipient has remained in continuous employment of the Company and/or the employment of an Affiliated Company during said five (5) year period, and

         c. The Recipient has paid the Company by cash or check an amount equal to $1.00 per share for each of the Bonus Shares allocated to said Recipient for issuance.

         d. The written permission and consent, if required, of the Company's secured creditors shall have been received.


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

7. Restriction on Transfer. Any holder of shares issued under this Plan agrees not to sell, exchange, assign, pledge, encumber or transfer by gift or otherwise, any interest in all or any part of the shares received under this Plan, except as may be hereafter permitted.

8. Stock Redemption Provisions. All shares issued pursuant to this Plan shall be subject to the following terms and conditions:

         a. Resale of Shares to Company. Upon the death of a Stockholder who holds shares issued pursuant to this Plan, or if a Stockholder hereunder ceases to be employed by the Company or an Affiliated Company, whether by reason of resignation, retirement, dismissal or otherwise, the holder of said shares shall sell to the Company, and the Company shall purchase from the holder, all the shares then held by the holder under this Plan at the price determined in accordance with subparagraph (b) immediately below, upon the terms as described in subparagraph (c) below.

         b. Price. For purposes of the Plan, the price of the stock required to be paid by the Company is hereby fixed at the "Adjusted Book Value" of said shares as of the preceding fiscal year end of the Company, as reflected in the report of the then regularly employed auditing firm of the Company, which shall be binding and conclusive under this Plan. For initial purposes hereunder, "Adjusted Book Value" shall mean the book value as of October 30, 1999 as set forth on Schedule 8(b)(i) attached hereto, increased or decreased by the amount set forth on Schedule 8(b)(ii) attached hereto, which amounts shall reflect the dilutive and other effects of the reorganization of the Company and its Affiliated Companies, and increased or decreased from that date forward, adjusted as follows:

                  The effect of the redemption of Plastipak Packaging, Inc.'s shares from William P. Young and Mary E. Young, Trustees of the William
         P. Young and Mary E. Young Revocable Trust u/a/d December 28, 1988, shall be ignored, but the number of shares shall be increased and/or decreased from that date forward. The number of Plastipak Packaging, Inc. shares deemed "outstanding," for purposes of this calculation, shall be 22,165, increased by any shares issued after April 30, 1994, and decreased by any shares redeemed by Plastipak Packaging, Inc. after April 30, 1994.

         c. Terms of Payment. The price of the shares to be paid by the Company shall be paid to the former employee, his executor, or other legal representative, in cash, or, at the election of the Company, in cash and a note, within ninety (90) days after termination of employment, or qualification of said executor or other legal representative. If the Company does not elect to pay the entire price in cash within said ninety (90) day period, it shall pay not less than twenty percent (20%) of the price in cash, and shall



                                       3
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deliver its negotiable promissory note for the unpaid balance to the former employee, his executor, or other legal representative, such note to bear interest at ten percent (10%) per annum and to be payable in twenty (20) equal principal quarterly payments plus interest, the first of such payments to become due on the first day of the fourth month following the date of consummation of the purchase and sale of the shares. The Company shall have the privilege of repaying all or a part of said note at any time without penalty. Payment by cash, or by cash and note, shall constitute full payment for the shares and the former employee, his executor, or other legal representative, shall assign all such stock to the Corporation. If default shall occur in any installment payment and shall continue for a period of sixty (60) days, the former employee, his executor, or other legal representative, shall have the right to declare the entire balance remaining, including interest, due and payable, and the parties shall then be left to their respective remedies.

         d. Stock Legend. All certificates issued pursuant to this Plan shall contain a legend reading substantially as follows:

                           Any sale, assignment, transfer, conveyance, gift, encumbrance, pledge, hypothecation or other disposition of the shares of stock represented by this certificate is restricted by, and subject to, the terms and provisions of a certain Restricted Stock Bonus Plan, a copy of which is on file with the Secretary of the Corporation.

9. Limitations. No person shall at any time have any right to receive an allocation of Bonus Shares hereunder, and no person shall have authority to enter into an agreement for the making of an allocation or to make any representation or warranty with respect thereto. Recipients of allocations shall have no rights in respect thereof except as set forth in the Plan. Before issuance of Bonus Shares, no such shares shall be earmarked for the Recipients' accounts nor shall they have any rights as Stockholders with respect to such shares. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board under the Plan, nor any provision of the Plan shall be construed as giving to any person the right to be retained in the employment of the Company or any Affiliated Company.

10. Expenses of Administration. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

11. Amendment and Termination of the Plan. The Board may at any time terminate the Plan, or make such amendment or modification of the Plan as it shall deem


                                       4
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advisable. No termination or amendment of the Plan shall, without the consent of any person affected thereby, modify or in any way affect any right or obligation created prior to such termination or amendment.

12. Governing Law. The Plan shall be governed by the laws of the State of Michigan.



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                                    EXHIBIT A

                           RESTRICTED STOCK BONUS PLAN
                                       OF
                            PLASTIPAK HOLDINGS, INC.
                       -----------------------------------



TO:
    ----------------------------


         Please be advised that the Board of Directors of Plastipak Holdings, Inc. (the "Company") has adopted a Restricted Stock Bonus Plan, (a copy of which is available to you upon request) and in accordance with the Plan, has allocated (number) Bonus Shares to you as of (date of allocation, ).

         In order for these shares to be issued to you, you must remain in the continuous employment of the Company or in the employment of an Affiliated Company as defined under the Plan, for a period of five (5) years from (date of allocation, ), and pay $1.00 per share to the Company when the five (5) year period expires. Furthermore, please be aware that before the shares can actually be issued, the written consent of the Company's secured creditors may be required. If the required consents cannot be obtained at the expiration of the five (5) year period, your rights to the shares will remain in effect, and the Company will issue the shares to you at a later date as soon as the required consents are received.



                                          --------------------------------
                                          William C. Young, President

                                          Date:
                                               ---------------------------


cc:      Plastipak Holdings, Inc.
         Attention: Secretary



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                                SCHEDULE 8(b)(i)

                           RESTRICTED STOCK BONUS PLAN
                                       OF
                            PLASTIPAK HOLDINGS, INC.

                        Book Value as of October 30, 1999
                       -----------------------------------


         The Book Value per share as of October 31, 1999 (after the reorganization of the Company) shall be $929.00 per share.







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



                                SCHEDULE 8(b)(ii)

                           RESTRICTED STOCK BONUS PLAN
                                       OF
                            PLASTIPAK HOLDINGS, INC.

                Adjustments to Book Value as of October 30, 1999
                       -----------------------------------



         For Recipients: (i) whose shares are redeemed under Paragraph 8(a) on or after January 1, 2006, or for Recipients who die, retire at age 65 or thereafter, or become totally and permanently disabled at any time on or after that date, the per share addition shall be $800.00; (ii) for Recipients whose shares are redeemed under Paragraph 8(a) on or after January 1, 2005 and before January 1, 2006, the per share addition shall be $640.00; (iii) for Recipients whose shares are redeemed under Paragraph 8(a) on or after January 1, 2003, and before January 1, 2004, the per share addition shall be $480.00; (iv) for Recipients whose shares are redeemed under Paragraph 8(a) on or after January 1, 2002 and before January 1, 2003, the per share addition shall be $100.00; and
(v) there shall be no addition for Recipients whose shares are redeemed under Paragraph 8(a) before January 1, 2002.



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